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                                                                    Exhibit 10.9


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT ("Agreement"), dated as of the _____ day of May, 1996 is entered into by and between ProBusiness, Inc., a California corporation ("ProBusiness"), and Dwight L. Jackson ("Employee").


                                    Recitals

         A. Employee has been employed as the President of Dimension Solutions, a California corporation (the "Company") and is a shareholder of the Company;

         B. ProBusiness and the Company have entered into an Agreement and Plan of Reorganization, dated as of May __, 1996 (the "Acquisition Agreement"), which requires, among other things, that Employee enter into this Agreement in connection with the acquisition of the assets of the Company by ProBusiness (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement); and

         C. Employee is to be granted certain options to purchase shares of the Common Stock of ProBusiness.

         NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

         1.       Employment.

                  (a) Duties. Effective upon the closing of the acquisition of the assets of the Company pursuant to the Acquisition Agreement (the "Closing Date") and for the Employment Term (as defined in subsection 1(b) below), Employee is hereby employed and accepts employment as Vice President, Human Resources Systems of ProBusiness, to perform such services as are commensurate with such a position and as may be required or directed by the Chief Executive Officer of ProBusiness. During the Employment Term, Employee shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto.

                  (b) Employment Term. Employee and ProBusiness acknowledge that Employee's employment hereunder shall be at will. The term of Employee's employment hereunder (the "Employment Term") shall commence on the Closing Date and shall continue until the termination of Employee's employment with ProBusiness as provided herein. ProBusiness may terminate Employee's employment at any time, for any reason whatsoever with Cause (as defined in Section 4(c), or without Cause, in either case without prior notice to Employee. In the event of termination without Cause prior to the third anniversary date of this Agreement,

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Employee shall be entitled to receive as severance payment (the "Severance")
from ProBusiness, an amount equal to the difference between (i) the aggregate salary Employee would have earned pursuant to Section 2(a) hereof if the Employment Term ended on the third anniversary from the date of this agreement (the "Third Anniversary") assuming Employee's salary immediately prior to such termination without Cause continued to be the salary received by Employee until the Third Anniversary (but in no event shall the amount used for this calculation be less than $125,000 per year), and (ii) the aggregate salary Employee earned during the Employment Term. Such Severance shall be paid in equal installments in accordance with ProBusiness's normal payroll practice over the period ending no later than the Third Anniversary. Notwithstanding the foregoing, ProBusiness at its option, may pay the Severance in a one-lump-sum payment to Employee in an amount equal to the Severance owed adjusted to the present value on the date of payment to Employee at an interest rate equal to the then-current prime rate set by Coast Business Credit (or, if the loan agreement between ProBusiness and Coast Business Credit dated April 30, 1996 has terminated, the prime rate shall be determined on the basis of the prime rate listed from time to time in the Wall Street Journal, which represents the base rate on Corporate loans posted by a substantial majority of the Nation's thirty
(30) largest banks) plus one point, which shall be payable within thirty days of such date of termination without Cause. Unless otherwise specified herein, ProBusiness will make deductions, withholdings, and other payments from all sums payable pursuant to this Agreement which Employee requests or are required by law for taxes or other charges.

                  (c) Place of Employment. During the Employment Term, Employee shall render his services at the site designated by ProBusiness within a sixty-mile radius of San Francisco, California. Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

                  (d) No Other Consulting. During the Employment Term, Employee will not, without the written consent of an officer of ProBusiness, accept any consulting assignment for (or accept any board of directors position or partnership position in) any payroll, payroll tax or human resources software or service provider.

         2.       Compensation.

                  (a) Salary. Upon the commencement of the Employment Term, Employee shall receive a salary of not less than $115,000 per year and beginning on July 1, 1996 and continuing through the remainder of the Employment Term, Employee will receive a salary of not less than $125,000 per year, which shall be paid in accordance with ProBusiness's normal payroll practice and shall be subject to review and adjustment based upon ProBusiness's normal performance review practices. Unless otherwise specified herein, ProBusiness will make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which Employee requests or which are required by law for taxes and other charges.


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                  (b) Benefit Plans. Employee will be entitled to participate in or receive benefits under ProBusiness's employee benefit plans and policies as in effect from time to time in which Employee is eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. These benefit plans may include health care, life insurance, accidental death and disability, short- and long-term disability, savings and/or bonus plans provided by, through or on behalf of ProBusiness. ProBusiness may change, amend, modify or terminate any benefit or bonus plan from time to time.

                  (c) Grant of Options. Subject to consummation of the actions contemplated by the Acquisition Agreement, and pursuant to action to be taken by the Board of Directors of ProBusiness at its next regularly scheduled Board meeting at which stock options are granted (the "Board meeting"), Employee shall be granted an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code of 1986) to purchase 10,000 shares of ProBusiness's Common Stock at an exercise price equal to the fair market value of the Common Stock as determined by ProBusiness's Board of Directors as of the date of the Board Meeting.

         3.       Intellectual Property.

                  (a) Concurrently with the execution of this Agreement, ProBusiness and Employee will execute the Employee Proprietary Information Agreement in the form attached hereto as Attachment 1 which is a standard agreement under ProBusiness's policies and procedures (the "Intellectual Property Agreement").

                  (b) Employee agrees that (a) he will disclose immediately to ProBusiness all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes, know-how and computer programs, whether or not patentable and whether or not reduced to practice, that were conceived by Employee during employment by the Company, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company or which resulted to any extent from the use of the Company's premises or tangible or intangible property (herein collectively referred to as "Inventions"), and (b) that all such Inventions are owned exclusively by ProBusiness pursuant to the Acquisition Agreement. At ProBusiness's sole cost and to the extent necessary to perfect ProBusiness's interest therein, Employee hereby assigns to ProBusiness all Employee's right, title and interest in and to all such Inventions, and Employee agrees that ProBusiness shall be the sole owner of all domestic and foreign patent, copyright or other rights pertaining thereto. Employee also agrees, during the term of his employment and thereafter, to execute all documents which ProBusiness reasonably determines to be necessary or convenient for use in applying for, perfecting or enforcing patents, copyrights or other intellectual property rights in the Inventions. Upon termination of Employee's employment with ProBusiness, Employee shall, if requested by ProBusiness, reaffirm in writing that Employee has complied with all of the above obligations.


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         4.       Covenant Not to Compete.

                  (a) Scope and Reasonableness. Employee acknowledges that this Agreement (including without limitation the covenants and agreements set forth in this Section 4) is being entered into as an important part of the consideration for the acquisition by ProBusiness of substantially all of the assets of the Company as provided in the Acquisition Agreement. Employee also acknowledges that ProBusiness has a reasonable present and future expectation of business within the Restricted Territory (as defined below).

                  (b) Non-Compete. Employee agrees that until the expiration of the earlier to occur of: (i) four (4) years from the Closing Date, or (ii) the date of termination without Cause of Employee's employment with ProBusiness, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as such terms are hereinafter defined). It is agreed that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision.

                  (c) Definitions.  As used in this Agreement, the terms

                                    (i)     "Cause" shall mean:

                                            (A)      Employee's continued
failure to perform his duties and responsibilities, in any material respect, as required or directed by the Chief Executive Officer of ProBusiness after notice thereof from ProBusiness to Employee;

                                            (B)      Employee personally
engaging in knowing and intentional illegal conduct that is materially detrimental to ProBusiness;;

                                            (C)      Employee being convicted
of a felony, or committing a material act of dishonesty or fraud or misappropriating property;

                                            (D)      Employee willfully
breaching in any material respect the terms of this Agreement or the Intellectual Property Agreement; or

                                            (E)      Employee's commencement of
employment with another employer while he is an employee of ProBusiness.

                                    (ii)    "Restricted Business" shall mean a
business that produces, creates, manufacturers, develops, or provides payroll, payroll tax or human resources software or services.


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                                    (iii)    "Restricted Territory" shall mean
each and every country, province, state, city or other political subdivision of the world in which ProBusiness or the Company or any subsidiary or affiliate of ProBusiness or the Company is currently engaged in business or otherwise sells its products.

                  (d) Non-Solicit. Employee agrees that until the later to occur of (i) the termination of Employee's agreement not to compete pursuant to
Section 4(b) above and (ii) one year following the Employment Term, Employee shall not:

                                    (i)      solicit, encourage, or take any
other action which is intended to induce any other employee of ProBusiness to terminate his employment with ProBusiness; or

                                    (ii)     knowingly and intentionally
interfere in any manner with the contractual or employment relationship between ProBusiness and any employee, supplier or customer of ProBusiness.

                  (e) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

                  (f) Reformation. In the event that the provisions of this
Section 4 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

          5.      Representations of Employee.  Employee represents that:

                  (a) he (i) is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) is fully aware of his obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) finds the length of time, scope and geographic coverage of these covenants to be reasonable, and (iv) is receiving specific, bargained-for consideration for his covenants not to compete and not to solicit;

                  (b) execution of this Agreement and the Intellectual Property Agreement and performance of Employee's obligations hereunder and thereunder, will not conflict with, or result

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in a violation or breach of, any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.

          6. Assignment. This Agreement may not be assigned by Employee without the written consent of ProBusiness. This Agreement may not be assigned by ProBusiness without the written consent of Employee, except to an assignee who acquires all or substantially all of the business of ProBusiness, whether by merger, consolidation, sale of assets or otherwise. ProBusiness will require any such assignee to assume and agree to perform this Agreement in the same manner and to the same extent that ProBusiness would be required to perform it if no such succession had taken place.

          7. Entire Agreement. This Agreement sets forth the entire Agreement and understanding between Employee and ProBusiness and between Employee and the Company with respect to the subject matter hereof, and supersedes any other negotiations, agreements, understandings, representations or past or future practices, whether written or oral.

          8. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:



                  (a)      If to ProBusiness:

                           ProBusiness, Inc.
                           5934 Gibraltar, Suite 201
                           Pleasanton, CA 94566
                           Attention:  President

                           with a copy to:

                           Elizabeth M. Kurr
                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304

                  (b) If to Employee, at the address set forth on the signature page hereof, or to such other address as any party hereto may designate by notice given as herein provided.


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                           with a copy to:

                           Bruce Ring
                           Morgan Miller & Blair
                           1676 North California Blvd., Suite 200
                           Walnut Creek, California 94596-4137


          9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to principles regarding conflict of laws.

          10. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto, nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

          11. Effective Date. This Agreement shall become effective upon the Closing Date.

          12. Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees.

          13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          15. Definitions. All capitalized terms used herein shall have the meaning defined in the Acquisition Agreement, unless otherwise defined herein.

          16. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver, single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      PROBUSINESS, INC.


                                      By:_______________________________________
                                         Thomas H. Sinton,
                                         President, Chief Executive Officer and
                                         Chairman


                                      EMPLOYEE


                                      By:_______________________________________
                                         Dwight L. Jackson

                                    Address:
                                    74 Partridge Court
                                    Danville, CA 94526

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